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                                                             EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
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SAS IP, Inc., a Wyoming corporation

ASN Systems Limited, a United Kingdom company

ANSYS Foreign Sales Corporation, a Barbados corporation

ANSYS Software Engineering Technology (Beijing) Co., Ltd., a China wholly-owned foreign enterprise

ICEM CFD Engineering, Inc., a Delaware corporation

ANSYS Software Private Limited, an India corporation

CADOE S.A., a France corporation

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